Exhibit 99.1

Dave & Buster’s Entertainment, Inc. Announces Opportunistic Term and Revolving Loan Repricing

DALLAS, January 19, 2024 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced that the Company successfully amended its credit agreement, achieving a reduction in the interest rate margin applicable to its term loans and revolving loans outstanding under its credit agreement by 60 basis points (inclusive of the removal of the 10 basis point credit spread adjustment) with an additional 25 basis point reduction with respect to the term loans upon achieving certain ratings from Moody’s and S&P. Term loans now bear an interest rate of SOFR + 325 basis points (versus SOFR + 375 prior to the amendment). The amendment is expected to result in over $5 million of annual cash interest savings. There are no changes to the maturity of the outstanding term loans and revolving loans as a result of the repricing.

“We are pleased with the outcome of this purely opportunistic repricing and would like to thank our lender group for their support in a swift execution as we continue to reduce cash interest costs for added financial flexibility and the benefit of our shareholders,” said Michael Quartieri, Dave & Buster’s Chief Financial Officer.

Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Truist Securities Inc., Capital One, N.A. and Fifth Third Bank, National Association acted as joint lead arrangers and joint bookrunners for the transaction.

Please refer to the Form 8-K filed with the SEC for additional information on the amended credit agreement.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 220 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 162 Dave & Buster’s branded stores in 42 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 58 Main Event branded stores in 20 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including those related to expected cash interest savings. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus pandemic and any new coronavirus variants; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, acts of God and other risks and uncertainties described the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2023. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

For Investor Relations Inquiries:

Cory Hatton, VP Investor Relations & Treasurer

Dave & Buster’s Entertainment, Inc.

cory.hatton@daveandbusters.com